Exhibit 99.1

ZIOPHARM Reports Third Quarter Financial Results and Highlights

Ends quarter with $119 million in cash and cash equivalents

NEW YORK, NY – November 3, 2011 - ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a drug development company employing small molecule and synthetic biology approaches to cancer therapy, today reported financial results and key highlights for the three months ended September 30, 2011.

For the third quarter, the Company’s cash used in operations was $11.1 million, an increase of $5.3 million from $5.8 million for the same period of 2010. The increase in spending is attributable primarily to research and development activities for the palifosfamide pivotal Phase 3 trial (“PICASSO 3”), additional activities supporting palifosfamide development, and expenditures supporting the Company’s synthetic biology therapeutics development program established earlier this year. The Company ended the quarter with $118.9 million in cash and cash equivalents. The Company expects its existing cash resources to support current operations into early 2013.

The net loss for the third quarter of 2011 was $0.8 million, or $(0.01) per share, compared to net loss of $12.2 million, or $(0.26) per share for the third quarter of 2010. The decrease in net loss of $11.4 million was primarily attributable to a non-cash gain of $13.4 million realized by the Company as a result of a change in the liability associated with certain outstanding warrants. The Company expects its clinical trial expenses to continue to increase as patient enrollment for the PICASSO 3 trial is completed and as additional trials for palifosfamide and our DNA-based therapeutics are initiated or expanded.

The Company also announced today that the Independent Data Monitoring Committee (IDMC) for PICASSO 3 trial met recently for a second time to review trial data for safety and for futility. The IDMC again recommended that the trial continue with no changes. Targeted completion of enrollment for the PICASSO 3 trial is expected early in the first quarter of 2012. The outcome in progression-free survival, the study’s primary endpoint for accelerated approval, is anticipated in the second half of 2012 should the trial complete enrollment as expected.

Third Quarter Highlights

•
Announced the initiation of a Phase 1 clinical study of ZIN ATI-001 in advanced melanoma. In August, the Company announced that the first patient was dosed in a Phase 1 clinical study of ZIN ATI-001, a novel DNA-based therapeutic candidate, targeting patients with advanced melanoma. ZIN ATI-001 is the second clinical oncology product candidate from the ZIOPHARM-Intrexon Corporation exclusive synthetic biology channel partnership.

•
Appointed Hagop Youssoufian, M.Sc., M.D., Executive Vice President and Chief Medical Officer. In July, the Company appointed Hagop Youssoufian, M.Sc., M.D., Executive Vice President and Chief Medical Officer. Recently the Company further expanded Dr. Youssoufian’s responsibilities to include research and he is now President of Research and Development and Chief Medical Officer. Dr. Youssoufian is responsible for the Company’s preclinical and clinical development strategies.

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Appointed Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary. In September, the Company appointed Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary of ZIOPHARM. In this position, Mr. Belbel is responsible for the Company’s legal affairs.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics.  The Company’s small molecule programs include:

Palifosfamide (Zymafos™ or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide and is currently in a randomized, double-blinded, placebo-controlled Phase 3 trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company is also currently conducting a Phase 1 study of palifosfamide in combination with standard of care for addressing small cell lung cancer; an oral form of palifosfamide continues in preclinical study.

Darinaparsin (Zinapar™ or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) currently in a solid tumor Phase 1 study with oral administration and has been developed intravenously for the treatment of relapsed peripheral T-cell lymphoma.

Indibulin (Zybulin™ or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and a quite tolerable toxicity profile. It is currently being studied in Phase 1/2 in metastatic breast cancer.

ZIOPHARM is also pursuing the development of novel DNA-based therapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes two existing clinical-stage product candidates, both of which are currently in Phase 1.

ZIOPHARM's principal operations are located in Boston, MA with an executive office in New York City and a small satellite office in Germantown, MD. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-E

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our financial projections and estimates and their underlying assumptions, and future performance; trends in our business; our ability to successfully develop and commercialize our therapeutic products; and our ability to expand our long-term business opportunities. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Palifosfamide, Darinaparsin, Indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Palifosfamide, Darinaparsin, Indibulin ,and our other therapeutic products will be successfully marketed if approved; whether our DNA-based biotherapeutics discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from pharmaceutical and biotechnology; the development of and our ability to take advantage of the market for DNA-based biotherapeutics; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our SEC reports including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended  September 30, 2011, and our Current Reports on Form 8-K filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

ZIOPHARM Oncology, Inc.
Condensed Statements of Operations
(in thousands except share and per share data)

	Three Months Ended
	September 30,
	(unaudited)
	2011	2010

Research contract revenue	$200	$-

Operating expenses:
Research and development, including costs of research contracts	10,667	5,711
General and administrative	3,742	2,789
Total operating expenses	14,409	8,500

Loss from operations	(14,209)	(8,500)

Other income, net	19	7
Change in fair value of warrants	13,388	(3,712)
Net income (loss)	$(802)	$(12,205)

Net income (loss) per share - basic	$(0.01)	$(0.26)
Net income (loss) per share - diluted	$(0.01)	$(0.26)

Weighted average common shares outstanding used to compute net income (loss) per share - basic	68,104,934	47,426,991
Weighted average common shares outstanding used to compute net income (loss) per share - diluted	68,104,934	47,426,991

ZIOPHARM Oncology, Inc.
Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)	(unaudited)

Cash and cash equivalents	118,933	60,392
Working capital	108,647	57,204
Total assets	122,276	61,520
Total stockholders' equity	84,112	30,553

Contacts:

For ZIOPHARM:
Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com